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                                                           EXHIBIT No. 10.9

               LANDLORD'S EXCLUSIVE COMMERCIAL LISTING AGREEMENT


This Agreement is made this      10th     day of     February     , by and
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between Nooney, Inc. ("Broker") and          Nooney Realty Trust
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("Client").  Broker hereby designates         Patricia A. Nooney
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as Broker's agent to perform all of the duties and obligations of Broker under this Agreement.

1. Client represents that it is the owner of the following described real property ("Property"), and/or that Client has the requisite authority to engage Broker to lease the Property.

PROPERTY ADDRESS AND DESCRIPTION:    ACI Building, 330 S. 108th Ave.,
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  Omaha, NE 68154; Atrium @ Alpha Business Center, 2626 E. 82nd St.,
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  Bloomington, MN; Franklin Park Warehouse, 3431 Powell, Franklin Park, IL
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2.    Client hereby appoints Broker as its sole and exclusive agent to lease the Property. All references herein to "Property" shall include, without limitation, any partial or undivided interests, underlying ground leases, and/or any improvements or portions of space therein; all references to "lease" shall include, without limitation, the sublease, master lease, license, rental, possession, or any other agreement, whether verbal or written, to use or occupy the Property; all references to "Client" shall include, without limitation, any related person or affiliated entity of Client, or any successor in interest to either Client or any related or affiliated person or entity of Client; and all references to "tenant" shall include, without limitation, any related person or affiliated entity of such tenant, or any successor in interest to either such tenant or any related or affiliated person or entity of such tenant.

3.    The term of this Agreement shall commence on    February 10, 1998      ,
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      and shall terminate on     December 31, 1999                           .
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4.    Broker shall use good faith efforts to endeavor to procure one (1) or more tenants for the Property, pursuant to the general Terms of Leasing set forth on Exhibit "A" attached hereto. To this end, Broker may use all reasonable professional practices including, without limitation, associations and cooperation with other brokers and any multi-listing organizations, mediums and the Internet. Broker may use reasonable means to advertise the Property including placing one or more signs upon the Property, preparing and distributing brochures, and placing advertisements in local newspapers and trade journals. All advertising and other expenses by Broker shall be reimbursable by Client to Broker in addition to Broker's leasing commission. Such costs shall be payable to Broker pursuant to Section 7 below; however, Client acknowledges that such costs shall be payable to Broker whether or not any lease is ultimately consummated. Notwithstanding the aforesaid, Broker reserves the right to require Client to advance to Broker any anticipated advertising or other out of pocket expenses to market the Property.

5. Client shall cooperate with Broker to effect all leases of the Property, and shall immediately refer to Broker all offers and inquiries of anyone interested in leasing the Property. Broker shall have access to the Property at all reasonable times to show the Property to any cooperating brokers, subagents and prospective tenants. All lease negotiations shall be through Broker; however, Broker shall not have the authority to execute any lease agreement or bind Client in any transaction.

6. Client and Broker shall market and offer the Property in compliance with all applicable federal, state and municipal laws. Client shall disclose to Broker all adverse material information regarding the Property including, without limitation, all zoning, physical conditions, defects, environmental, building equipment/systems, condemnation, structural and substructural conditions and matters of the Property of which Client has actual knowledge or which should be known to Client; and Client hereby authorizes Broker to disclose such information to any cooperating brokers, subagents and prospective tenants. Client shall indemnify, defend and hold Broker harmless from all claims made by any tenant or third person arising from any condition on the Property or Client's failure to disclose any material information regarding the Property. Client shall also hold Broker harmless for any theft or damage to the Property caused by any persons other than Broker.

7. Client shall pay Broker a leasing commission pursuant to the Schedule of Commissions attached hereto as Exhibit "A". Such commission shall be deemed earned and shall be payable to Broker, along with all expenses incurred by Broker, upon any of the following occurrences: (a) a tenant is procured by Client, Broker or any third person, and such tenant enters into a written lease with Client, or such tenant takes possession of the Property under any verbal agreement with Client; (b) a ready, willing and able tenant is procured by Client, Broker or any third person upon the Terms of Leasing set forth on Exhibit "A", and Client refuses to enter into a lease; (c) Client enters into any corporate, partnership, joint venture or other business entity agreement with a third person, the end result of which is that such person (or such corporation, partnership, joint venture or other business entity) takes possession of the Property; or (d) Client by whatever means removes the Property from the market during the term of this Agreement.

8. Broker's leasing commission shall also be deemed earned and shall be payable to Broker if within one hundred eighty (180) days after the termination of this Agreement the Property is leased to (or negotiations continue, resume, commence or thereafter result in the consummation of a lease with) any person or entity, or any affiliate or successor in interest to any person or entity, to whom the Property was submitted during the term of this Agreement. Broker shall submit a list of all known persons or entities to whom the Property was submitted within fifteen (15) days after Client's request.

9. Broker is authorized to offer subagency and may cooperate with subagents and other brokers in the marketing and leasing of the Property, and all authorizations of Broker herein shall include such subagents and other brokers. However, Client acknowledges and understands (and Missouri law presumes) that, absent some other relationship established between Client and any such other subagents or brokers, it is deemed that all such other subagents and brokers working with a prospective tenant represent that tenant; that any such other subagents or brokers showing the Property may represent a prospective tenant; and that any such other subagents or brokers working with a prospective tenant may be required to disclose to such tenant any information given to them by Broker. Broker shall be solely liable for all brokers fees payable to any other subagents and brokers; provided, however, Broker shall not be required to pay to such persons any monies unless and until Broker has received the applicable leasing commission for the transaction.

10. In the event this Agreement must be enforced through litigation, the non-prevailing party shall be liable for all costs and expenses, including reasonable attorneys fees, of the prevailing party.

/X/ Client acknowledges that Client has read the "Duties and Obligations of Limited Agency" on the reverse side of this form.

/X/ Client acknowledges that Client has read the "Disclosed Dual Agency" provisions on the reverse side of this form.

/X/ Client acknowledges that Client has read the Missouri Real Estate Commission "Broker Disclosure Form".

      Nooney, Inc.                         Client:

      By:     /s/ Patricia A. Nooney       By:     /s/ Gregory J. Nooney, Jr.
          -----------------------------         ------------------------------

      Title:  President                    Title:  Chairman
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      Date:   February 10, 1998            Date:   February 10, 1998
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LICENSEE REPRESENTING SELLER OR LANDLORD DUTIES AND OBLIGATIONS OF LIMITED
AGENCY AS ADAPTED FROM SECTION 339.730 RSMo

1. A licensee representing a seller or landlord as a seller's agent or a landlord's agent shall be a limited agent with the following duties and obligations:

      (1) To perform the terms of the written agreement made with the client;

      (2)   To exercise reasonable skill and care for the client;

      (3) To promote the interests of the client with the utmost good faith, loyalty, and fidelity, including:

            (a) Seeking a price and terms which are acceptable to the client, except that the licensee shall not be obligated to seek additional offers to purchase property while the property is subject to a contract for sale or to seek additional offers to lease the property while the property is subject to a lease or letter of intent to lease;

            (b) Presenting all written offers to and from the client in a timely manner regardless of whether the property is subject to a contract for sale or lease or a letter of intent to lease;

            (c) Disclosing to the client all adverse material facts actually known or that should have been known by the licensee; and

            (d) Advising the client to obtain expert advice as to the material matters about which the licensee knows but the specifics of which are beyond the expertise of the licensee;

      (4)   To account in a timely manner for all money and property received;

      (5) To comply with all requirements of sections 339.710 to 339.860 RSMo, subsection 2 of section 339.100 RSMo, and any rules and regulations promulgated pursuant to those sections; and

      (6) To comply with any applicable federal, state, and local laws, rules, regulations, and ordinances, including fair housing and civil rights statutes and regulations.

2. A licensee acting as a seller's or landlord's agent shall not disclose any confidential information about the client unless disclosure is required by statute, rule or regulation or failure to disclose the information would constitute a misrepresentation or unless disclosure is necessary to defend the affiliated licensee against an action of wrongful conduct in an administrative or judicial proceeding or before a professional committee. No cause of action shall arise against a licensee acting as a seller's or landlord's agent for making any required or permitted disclosure.

3. A licensee acting as a seller's or landlord's agent owes no duty or obligation to a customer, except that a licensee shall disclose to any customer all adverse material facts actually known or that should have been known by the licensee. The adverse material facts may include facts pertaining to:

      (1)   Environmental hazards affecting the property;

      (2)   The physical condition of the property;

      (3)   Material defects in the property;

      (4)   Material defects in the title to the property;

      (5) Material limitation on the client's ability to perform under the terms of the contract.

      A seller's or landlord's agent owes no duty to conduct an independent inspection of the property for the benefit of the customer and owes no duty to independently verify the accuracy or completeness of any statement made by the client or any independent inspector.

4. A seller's or landlord's agent may show alternative properties not owned by the client to prospective buyers or tenants and may list competing properties for sale or lease without breaching any duty or obligation to the client.

5. A seller or landlord may agree in writing with a seller's or landlord's agent that other designated brokers may be retained and compensated as subagents. Any designated broker acting as a subagent on the seller's or landlord's behalf shall be a limited agent with the obligations and responsibilities set forth in subsections 1 to 4 of this section.

DISCLOSED DUAL AGENCY AS ADAPTED FROM SECTION 339.750 RSMo

1. A licensee may act as a dual agent only with the consent of all parties to the transaction. Consent shall be presumed by a written agreement pursuant to section 339.780 RSMo.

2. A dual agent shall be a limited agent for both the seller and buyer or the landlord and tenant and shall have the duties and obligations required by sections 339.730 and 339.740 RSMo unless otherwise provided for herein.

3. Except as provided in subsections 4 and 5 below, a dual agent may disclose any information to one client that the licensee gains from the other client if the information is material to the transaction unless it is confidential information as defined in section 339.710 RSMo.

4. The following information shall not be disclosed by a dual agent without the consent of the client to whom the information pertains:

      (1) That a buyer or tenant is willing to pay more than the purchase price or lease rate offered for the property;

      (2) That a seller or landlord is willing to accept less than the asking price or lease rate for the property;

      (3) What the motivating factors are for any client buying, selling, or leasing the property;

      (4) That a client will agree to financing terms other than those offered; and

      (5)   The terms of any prior offers or counter offers made by any party.

5. A dual agent shall not disclose to one client any confidential information about the other client unless the disclosure is required by statute, rule or regulation or failure to disclose the information would constitute a misrepresentation or unless disclosure is necessary to defend the affiliated licensee against an action of wrongful conduct in an administrative or judicial proceeding or before a professional committee. No cause of action or any person shall arise against a dual agent for making any required or permitted disclosure. A dual agent does not terminate the dual agency relationship by making any required or permitted disclosure.

6. In a dual agency relationship there shall be no imputation of knowledge or information between the client and the dual agent or among persons within an entity engaged as a dual agent.



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                                                                EXHIBIT "A"

                 TERMS OF LEASING AND SCHEDULE OF COMMISSIONS
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TERMS FOR LEASING:      As agreed by owner.
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LEASING COMMISSIONS:

a.    New leases and lease renewals
      negotiated directly by Agent        Commissions charged by Agent shall
                                          not exceed the compensation
                                          customarily charged in arm's length
                                          transactions by others rendering
                                          similar services as an ongoing
                                          public activity in the same
                                          geographical location.  Such
                                          leasing fees shall be payable upon
                                          execution of a lease agreement by
                                          both parties.

b.    Outside Brokers                     When lease is negotiated in
                                          conjunction with an outside broker
                                          (the Cooperating Broker), Owner
                                          will pay a commission equivalent to
                                          one and one half (1-1/2) times the
                                          rate schedule above to Nooney, Inc.
                                          directly.  Nooney, Inc. shall then
                                          pay the Cooperating Broker its
                                          share of said commission.